SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                  TEXOIL, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                                  TEXOIL, INC.
                    110 Cypress Station Drive, Suite No. 220
                            Houston, Texas 77090-1629
                       (281) 537-9920 (281) 537-8324 - Fax

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 2000

      Notice is hereby given that the annual meeting of shareholders of Texoil, Inc. (the "Company"), will be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060, on Friday, November 10, 2000, at 2:00 P.M. (Houston time), for the following purposes:

      1. For the holders of Common Stock, to elect two Class A directors to serve until the 2003 annual meeting of shareholders or until their successors are elected and qualified.

      2. For the holders of Series A Preferred Stock, to elect three Class B directors to serve until the next annual meeting of the shareholders or until their successors are elected and qualified.

      3. To approve the appointment of Arthur Andersen LLP as the independent accountant for the Company for the year ending December 31, 2000.

      4. To consider and act upon such other business as may be properly presented at the meeting or any adjournment thereof.

      A record of shareholders has been taken as of the close of business on October 13, 2000, and only those shareholders of record on that date will be entitled to notice of, and to vote at the meeting or any adjournment thereof. A complete list of shareholders so entitled to vote will be available at the Company's principal office at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629, commencing October 31, 2000, for inspection by any shareholder during usual business hours prior to the annual meeting.

      All shareholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail or send by facsimile the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed postage-paid envelope or send both sides of the signed proxy by facsimile to (281) 537-8324.

                                          By Order of the Board of Directors


                                          Jerry M. Crews
                                          Secretary

October 18, 2000

     SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF TEXOIL'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR-ENDED DECEMBER 31, 1999, THE INTERIM REPORTS ON FORM 10-QSB FOR THE QUARTERS ENDED MARCH 31, 2000, AND JUNE 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO TEXOIL AT 110 CYPRESS STATION DRIVE, SUITE NO. 220, HOUSTON, TEXAS 77090-1629,
     ATTENTION: INVESTOR RELATIONS. Copies of Texoil's Annual Report and Quarterly Reports may also be obtained directly from the Securities and Exchange Commissions' web site at HTTP//WWW.SEC.GOV or from Texoil's web site at HTTP//WWW.TEXOIL.COM.

                             YOUR VOTE IS IMPORTANT.
                      PLEASE COMPLETE, SIGN AND RETURN THE
                ACCOMPANYING PROXY FORM IN THE ENVELOPE PROVIDED.

                                  TEXOIL, INC.
                    110 Cypress Station Drive, Suite No. 220
                            Houston, Texas 77090-1629
                  Telephone (281) 537-9920, Fax (281) 537-8324

                                 PROXY STATEMENT

      This Proxy Statement and the enclosed proxy are being mailed to shareholders of Texoil, Inc. (the "Company"), a Nevada corporation commencing on or about October 18, 2000. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of shareholders to be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060, on Friday, November 10, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying notice. The shares covered by a proxy, if properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company or by voting in person at the meeting. The Company is sending one form of proxy to the holders of Common Stock and another form of proxy to the holders of Series A Preferred Stock.

      At the close of business on October 13, 2000, the record date for determining the shareholders entitled to notice of, and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 6,665,402 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and 2,936,487 shares of Series A Preferred Stock, par value $.01 per share ("Preferred Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented to the common stockholders at the meeting, except the election of Class B Directors. Holders of Common Stock have no vote with respect to the election of Class B Directors. Each share of Preferred Stock entitles the holder to two votes on all matters presented to the Common stockholders at the meeting, except the election of Class A Directors. Holders of Preferred Stock have no vote with respect to the election of Class A Directors, but have the sole right to elect the Class B Directors. There is no cumulative voting with respect to the Common Stock or the Preferred Stock.

      The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

                                   THE COMPANY

      Texoil, Inc., is an independent energy company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, development and exploration activities, currently focused in Texas, South Louisiana and the Texas Gulf Coast. The Company merged with Cliffwood Oil & Gas Corp. ("Cliffwood") on December 31, 1997 ("Merger")

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

NOMINEES

      At the meeting, the holders of Common Stock will elect two nominees to the Company's Board of Directors, as Class A Directors. Each Class A Director will hold office until the 2003 annual meeting of the shareholders, or until a successor is elected and qualified.

      At the meeting, the holders of Preferred Stock will elect three nominees to the Company's Board of Directors, as Class B Directors. Each Class B Director will hold office until the next annual meeting of the shareholders or until a successor is elected and qualified.

      Whether you hold Common Stock or Preferred Stock, unless your proxy specifies otherwise, or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares of Common or Preferred Stock represented by your proxy will be voted for the election of the nominees for these respective classes. Proxies cannot be voted for a greater number of persons than the number of nominees named in the class in which the shares are entitled to vote. If any nominee in Class A should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. If a nominee for Class B should become unavailable, only the holders of Preferred Stock may select or propose a substitute nominee, and the number of Class B Directors may be reduced without affecting the total number of votes allocated to the Class B Directors as a group. The Board is unaware of any circumstances likely to render any nominee unavailable.

      Set forth below are the names, ages and positions of the directors who are nominated for election to the Board of Directors. The Board of Directors recommends that shareholders vote FOR the director nominees.

NAME                           AGE        POSITION WITH THE COMPANY
----                           ---        -------------------------
COMMON STOCK
Robert E. LaJoie.............   75        Director (Class A)
Thomas A. Reiser.............   49        Director (Class A)

PREFERRED STOCK
Jeffrey A. Jones.............   45        Director (Class B)
Toby R. Neugebauer...........   29        Director (Class B)
S. Wil VanLoh, Jr............   30        Director (Class B)

      ROBERT E. LAJOIE, has been a Director of the Company since December 31, 1997, and was a Director of Cliffwood since July 1996. Mr. LaJoie retired in 1977 and is a private investor with more than forty years experience in the oil and natural gas, real estate and food services industries. He is a graduate of the University of Michigan.

      THOMAS A. REISER, has been a Director of the Company since December 31, 1997, and was a Director of Cliffwood since April 1996. For more than the past five years he has served as Chairman and President of Technical Risks, Inc., a private insurance brokerage firm which he founded. He is a graduate of the College of William and Mary.

      JEFFREY A. JONES, has been a Director of the Company since November 1999. He is a co-founder and principal of Quantum Energy Partners, L.P., and has been the lead geologist/geophysicist of the West Texas based energy companies Jones Company Ltd. and JHJ Exploration, Ltd. since 1978. Mr. Jones is a graduate of West Texas State University with a degree in Geology.

      TOBY R. NEUGEBAUER, has been a Director of the Company since November 1999. He is a co-founder and principal of Quantum Energy Partners, L.P., and is also a co-founder and director of Windrock Capital, Ltd. Mr. Neugebauer is a former investment banker with Kidder, Peabody & Co. and also currently serves on the board of directors of several private companies engaged in various oil and gas activities. He holds a Finance degree from New York University.

      S. WIL VANLOH, JR., has been a Director of the Company since November 1999. He is a co-founder and principal of Quantum Energy Partners, L.P. a Houston-based private equity fund focused on making corporate equity investments in North American exploration, acquisition and exploitation companies. Mr. VanLoh is also a director of Windrock Capital, Ltd., an energy investment banking firm he co-founded in 1994. He is a former investment banker with Kidder, Peabody & Co. and NCNB/NationsBank. Mr. VanLoh also currently serves on the board of directors of several private companies engaged in various oil and gas activities. He is a graduate of Texas Christian University with a degree in Finance.

      Set forth below are the names, ages and positions of Directors who are not standing for reelection at this annual shareholders' meeting.

      Messrs. T. W. Hoehn, III and Michael A. Vlasic are Class A Directors (see resumes immediately below) and are not standing for reelection at this annual shareholders' meeting. Messrs. Hoehn and Vlasic's terms expire in 2001. Messrs. Frank A. Lodzinski and Jerry M. Crews are Class A Directors, as well as Executive Officers (see resumes under "Executive Officers" below), and are not standing for reelection at this annual shareholders' meeting. Messrs. Lodzinski and Crews' terms expire in 2002.

      T. W. HOEHN, III (age 50), has been a Director of the Company since 1984. He is President and General Manager of Hoehn Motors, Inc., a multi-line automobile agency located in Carlsbad, California, where he has been employed since 1975. He is a graduate of Stanford University. Mr. Hoehn's term expires in 2001.

      MICHAEL A. VLASIC (age 40), has been a Director of the Company since December 31, 1997, and was a Director of Cliffwood since July 1996. For more than the past five years, he has been a principal with Vlasic Investments, L.L.C. He is a graduate of Brown University. Mr. Vlasic's term expires in 2001.

BOARD AND COMMITTEE ACTIVITIES - STRUCTURE AND COMPENSATION

      The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board's three current standing committees, the Executive, Audit and Compensation Committees. The Board of Directors has no standing nominating or similar committee. During the fiscal year ended December 31, 1999, the Board of Directors held two meetings; the Executive Committee held one meeting; the Audit Committee held one meeting; and the Compensation Committee held one meeting. Incumbent members of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and
(ii) committee meetings held by all committees of the Board on which he served.

      The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee is currently comprised of Messrs. Lodzinski, Crews, LaJoie, VanLoh and Vlasic.

      The Audit Committee recommends to the Board the independent accountants of the Company and reviews the Company's annual report on Form 10-KSB, internal controls and accounting operations and any transactions of the Company in which management or controlling persons of the Company have an interest. The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A. The Compensation Committee is responsible for formulating and adopting or recommending to the Board, executive compensation plans and policies, including those relating to incentive compensation and benefits. The Audit Committee is currently comprised of Messrs. Hoehn, LaJoie and VanLoh. The Compensation Committee is currently comprised of Messrs. LaJoie, Reiser and VanLoh.

      Directors who are not employed by the Company are authorized to be paid a fee of $1,000 for each meeting of the Board of Directors attended (including Committee meetings, if any, held in conjunction therewith). The Company reimburses each Director for his actual and necessary expenses reasonably incurred in connection with attending meetings of the Board and its committees.

                                   MANAGEMENT

EXECUTIVE OFFICERS

      FRANK A. LODZINSKI (age 51), has been Chairman of the Board, President, Chief Executive Officer and a Director of the Company since December 31, 1997. He has been President and a Director of Cliffwood since he founded the predecessor entity and commenced operations in 1996. From 1992 to 1995 he served as President and a Director of Hampton Resources Corporation, a public corporation which he co-founded. From 1995, when Hampton was sold to Bellwether Exploration Company, to 1996, he was self-employed and was a consultant to Bellwether Exploration Company. From 1984 to 1992, Mr. Lodzinski was engaged in the oil and natural gas business through Energy Resource Associates, Inc., a closely held Texas corporation which he owned and controlled. Prior to 1984, he was employed in public accounting with Arthur Andersen LLP and in various capacities with independent oil and gas companies. He is a Certified Public Accountant and holds a BSBA degree from Wayne State University.

      JERRY M. CREWS (age 50), has been an Officer and Director of the Company since December 31, 1997, and was an Officer and Director of Cliffwood since 1996. For the preceding 12 years he was an Officer of Citation Oil & Gas Corp. and was responsible for all production operations. His experience includes acquisitions, drilling and development operations in most of the producing basins of the United States. Prior experience was with

Conoco and Lear Petroleum. He is a registered Professional Engineer in the state of Texas and holds a B.S. in Petroleum Engineering from Texas A&M University.

      FRANCIS M. MURY (age 48), has been an Officer of the Company since December 31, 1997, and was an Officer of Cliffwood since 1996. For the preceding 4 years he was Vice president of Operations for Hampton Resources Corporation. Prior experience was with Energy Resource Associates, Inc., Wainoco Oil and Gas Company and Texaco, Inc. He holds a B.S. degree from Nichols State University.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table reflects all forms of compensation for the years ended December 31, 1999, 1998 and 1997, for Messrs. Lodzinski, Crews and Mury and for Mr. Ruben Medrano, who served as Chief Executive Officer until the merger with Cliffwood. Except as shown below, no executive officer, other than Mr. Medrano, had salary and bonus which exceeded $100,000.

                                       ANNUAL COMPENSATION                           LONG TERM COMPENSATION
                         --------------------------------------------------  ----------------------------------------
                                                                                             SECURITIES
                                                                                AWARDS         UNDER-
                                                                 OTHER        RESTRICTED        LYING        PAYOUTS
                                                                 ANNUAL         STOCK        OPTIONS/         LTIP       ALL OTHER
                          YEAR       SALARY        BONUS      COMPEN-SATION     AWARDS        SARS (#)       PAYOUTS    COMPENSATION
                         -------   -----------   ----------   -------------  ------------   ------------    ---------   ------------
Frank A. Lodzinski        1999     $94,000       $35,000           -               -              -             -             -
  Chairman of the Board   1998     $58,000           -             -               -              -             -             -
  and Chief Executive     1997         -             -             -               -              -             -             -
  Officer (1)

Jerry M. Crews            1999     $85,500       $32,500           -               -              -             -             -
  Executive Vice          1998     $77,700              -
  President (2)

Francis M. Mury           1999     $87,500       $27,500           -               -              -             -             -
  Executive Vice          1998     $82,950              -          -               -              -             -             -
  President (2)

Ruben Medrano             1997     $72,940       $10,000        $18,253
  Former President
  and Chief Executive
  Officer (3)

(1) As a result of the Merger, Mr. Lodzinski became Chairman of the Board, President, Chief Executive Officer and Director on December 31, 1997. Mr. Lodzinski received no compensation from Texoil in 1997.

(2) As a result of the Merger, Messrs. Crews and Mury became Executive Vice Presidents on December 31, 1997.

(3) Mr. Medrano resigned as President and Chief Executive Officer effective December 31, 1997.


CLIFFWOOD OPTIONS

      Prior to the Merger, Cliffwood granted options to purchase 573,000 shares of Common Stock under Cliffwood's 1997 Stock Option Plan and Non-Employee Director Stock Option Plan. Pursuant to the Merger agreement, these options were canceled and replaced by options to purchase 6.74 shares of Texoil Common Stock for every share that could have been purchased under the Cliffwood plans. In June 1999, the replacement options were adjusted for the net 1-for-6 reverse stock split. The table below reflects the number of shares underlying options and the related exercise price, both as adjusted. There were no amendments to the terms or conditions of the options, except for proportional changes in the number and exercise price.

OPTION GRANTS

      As described above, new options were granted to current Executive Officers of the Company, following the Merger as a result of the conversion of Cliffwood options as described in "Cliffwood Options." No new options were granted to the Executive Officers in 1998 or 1999, so the table below only reflects the adjustment for the stock split in June. The following table sets forth additional information with respect to these stock option grants.

                                                                                                  PERCENT OF
                                                                                                    TOTAL
                                                             NUMBER OF                           OPTIONS/SARS
                                                               TEXOIL                             GRANTED TO
                                                               SHARES              EXERCISE       EMPLOYEES
                                                             UNDERLYING             OR BASE       EFFECTIVE
                                                              OPTIONS                PRICE        JANUARY 1,          EXPIRATION
                        NAME                                  GRANTED              ($/SHARE)         1997                DATE
-----------------------------------------------------     -----------------        ---------   -----------------  ------------------
Frank A. Lodzinski.................................           112,333                $3.12          21.1%            August 12, 2007
Francis M. Mury....................................           101,100                $3.12          18.9%            August 12, 2007
Jerry M. Crews.....................................           101,100                $3.12          18.9%            August 12, 2007

OPTION EXERCISES AND YEAR-END VALUES

      The following table sets forth information with respect to Cliffwood options issued to the named executive officers of the Company.

                                           NUMBER OF SECURITIES                              VALUE OF UNEXERCISED
                                                UNDERLYING                                       IN-THE-MONEY
                                       UNEXERCISED OPTIONS/SARS AT                              OPTIONS/SARS AT
                                            DECEMBER 31, 1999                                  DECEMBER 31, 1999
                              -----------------------------------------------    ----------------------------------------------
           NAME                    EXERCISABLE              UNEXERCISABLE            EXERCISABLE              UNEXERCISABLE
                              ---------------------     ---------------------    -------------------     ----------------------
Frank A. Lodzinski..........         112,333                     0                    $204,446                   $0.00
Francis M. Mury.............         101,100                     0                    $184,002                   $0.00
Jerry M. Crews..............         101,100                     0                    $184,002                   $0.00

EMPLOYMENT AGREEMENT

      In connection with the issuance of Series A Convertible Preferred Stock, Messrs. Lodzinski, Crews, Mury and one other officer entered into employment agreements with Texoil that generally provide for a competitive base salary and certain benefits and expense reimbursements consistent with established policies of the Company. The base annual salaries specified in the employment agreements for Messrs. Lodzinski, Crews and Mury are $120,000, $110,000 and $110,000, respectively. The term of the agreements is to the earliest of (a) the first date the holders of preferred stock cease to own preferred or conversion shares,
(b) the effective date of any sale transaction (as defined by the preferred stock agreement) or (c) the resignation or termination of the employee. Should the employee resign or be terminated, such employee is contractually restricted from certain activities as provided by non-compete provisions of the employment agreement.

      Prior to November 1999, Mr. Lodzinski was the only officer or employee with an employment agreement. That agreement provided for an annual salary of $90,000, subject to increases at the discretion of the Board of Directors, and a bonus at the sole discretion of the

Board of Directors. That agreement also provided for the grant of options to purchase Common Stock. Mr. Lodzinski voluntarily reduced his annual salary in April 1998 from $90,000 to $48,000 as part of a corporate initiative to reduce general and administrative costs in response to declining oil prices. Messrs. Crews and Mury also incurred voluntary salary reductions in April 1998. In July 1999 the Board increased the salaries of Messrs. Lodzinski, Mury and Crews to prior levels.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of September 15, 2000, the number of shares of the Company's equity securities owned by (i) each person known by the Company (based on publicly-available filings with the Commission) to be the holder of more than five percent of its voting securities, (ii) each Director and each executive officer of the Company, and (iii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of capital stock owned by such holder.


                                                                               COMMON STOCK               CONVERTIBLE PREFERRED (19)
                                                                     ---------------------------------    --------------------------
                                                                           AMOUNT AND                    AMOUNT AND
                                                                           NATURE OF                      NATURE OF         PERCENT
                      NAME OF BENEFICIAL OWNER                             BENEFICIAL       PERCENT OF   BENEFICIAL           OF
         (ADDRESS INDICATED IF NOT A DIRECTOR OR AN OFFICER)               OWNERSHIP          CLASS       OWNERSHIP          CLASS
         ---------------------------------------------------         --------------------   ----------   -----------      ----------
Frank A. Lodzinski, Director, President and Chief Executive
          Officer...................................................    2,442,883  (1)        31.54%         456,250          15.54%
Michael A. Vlasic, Director.........................................    2,318,633  (2)        30.26%         456,250          15.54%
Jerry M. Crews, Director, Executive Vice President and Secretary          393,503  (3)         5.80%           6,250            .21%
Robert E. LaJoie, Director..........................................      174,117  (4)         2.60%        -                 -
T. W. Hoehn, III, Director..........................................      461,688  (5)         6.93%        -                 -
Thomas A. Reiser, Director..........................................       89,921  (6)         1.34%           6,767            .23%
S. Wil VanLoh, Jr., Director........................................    4,059,950  (7)        37.85%       2,029,975          69.13%
Toby R. Neugebauer, Director........................................    4,059,950  (8)        37.85%       2,029,975          69.13%
Jeffrey A. Jones, Director..........................................    4,059,950  (9)        37.85%       2,029,975          69.13%
Francis M. Mury, Executive Vice President...........................      211,682  (17)        3.13%        -                 -
All Directors and Executive Officers as a group (9 persons).........    7,861,827  (18)       64.84%       2,499,242          85.11%
Quantum Energy Partners, L.P........................................    4,059,950  (10)       37.85%       2,029,975          69.13%
          777 Walker
          2530 Two Shell Plaza
          Houston, Texas 77002
RIMCO...............................................................      609,124  (11)        9.14%        -                 -
          22 Waterville Road
          Avon, CT 06001-2000
The Lincoln National Life Insurance Company.........................      880,413  (12)       12.65%        -                 -
          200 East Berry Street
          Ft. Wayne, Indiana 46802
First Union Capital Partners, Inc...................................      562,604  (13)        8.21%        -                 -
          1001 Fannin, Suite No. 2255
          Houston, Texas 77002
V&C Energy Limited Partnership......................................    2,290,550  (14)       30.00%        456,250           15.54%
          710 Woodward
          Bloomfield Hills, Michigan 45304
Vlasic Investments, L.L.C...........................................    2,318,633  (15)       30.26%        -                 -
          710 Woodward
          Bloomfield Hills, Michigan 45304
EnCap Investments, L.L.C............................................    1,239,862  (16)       16.58%        405,995           13.83%
          1100 Louisiana, Suite No. 3150
          Houston, Texas 77002

(1) Includes 1,321,883 shares of Common Stock, 56,167 shares of Common Stock underlying presently exercisable warrants and 456,250 purchased shares of Series A Convertible Preferred Stock beneficially owned through V&C Energy Limited Partnership ("V&C"), of which Energy Resource Associates, Inc. ("ERA"), a Texas corporation owned and controlled by Mr. Lodzinski, is a general partner. Includes 112,333 shares of Common Stock underlying presently exercisable options owned by Mr. Lodzinski. Mr. Lodzinski, through ERA, has sole voting power for all matters associated with securities held by V&C, except in connection with the disposition of all or substantially all such securities, which requires the approval of the limited partner. Mr. Lodzinski has an economic interest in a portion of such securities.
(2) Includes 1,321,883 shares of Common Stock, 56,167 shares of Common Stock underlying presently exercisable warrants and 456,250 purchased shares of Series A Convertible Preferred Stock beneficially owned through V&C Energy Limited Partnership, of which Vlasic Investments L.L.C. ("Vlasic Investments") is the limited partner. Mr. Vlasic is the Chief Executive Manager of Vlasic Investments. Includes 28,083 shares of Common Stock underlying presently exercisable options assigned by Mr. Vlasic to Vlasic Investments. Mr. Vlasic, in his capacity as Chief Executive Manager of Vlasic Investments, has an economic interest in Texoil securities held by V&C. Mr. Vlasic does not have voting rights associated with such securities, but has certain approval rights related to the disposition of such securities.
(3) Includes 101,100 shares of Common Stock owned by Mr. Crews, underlying presently exercisable options and 6,250 purchased shares of Series A Convertible Preferred Stock.
(4) Includes 140,417 shares of Common Stock held by Mr. LaJoie, as General Partner to a family limited partnership, and 33,700 shares of Common Stock underlying presently exercisable options owned by Mr. LaJoie.
(5) Includes 357,116 shares of Common Stock held by Mr. Hoehn, as Executor of the Estate of T. W. Hoehn, Jr.
(6) Includes 28,083 shares of Common Stock owned by Mr. Reiser, underlying presently exercisable options, 6,250 purchased shares of Series A Convertible Preferred Stock and 517 shares of Series A Convertible Preferred Stock paid in dividends.
(7) Includes 1,875,000 purchased shares of Series A Convertible Preferred Stock and 154,975 shares of Series A Convertible Preferred Stock paid in dividends, beneficially owned through Quantum Energy Partners, L.P. of which Mr. VanLoh is a co-founder and principal.
(8) Includes 1,875,000 purchased shares of Series A Convertible Preferred Stock and 154,975 shares of Series A Convertible Preferred Stock paid in dividends, beneficially owned through Quantum Energy Partners, L.P. of which Mr. Neugebauer is a co-founder and principal.
(9) Includes 1,875,000 purchased shares of Series A Convertible Preferred Stock and 154,975 shares of Series A Convertible Preferred Stock paid in dividends, beneficially owned through Quantum Energy Partners, L.P. of which Mr. Jones is a co-founder and principal.
(10) Includes 1,875,000 purchased shares of Series A Convertible Preferred Stock and 154,975 shares of Series A Convertible Preferred Stock paid in dividends.
(11) Includes 30,000 shares of Common Stock beneficially owned through RIMCO Partners, LP; 225,215 shares of Common Stock beneficially owned through RIMCO Partners, LP II; 96,521 shares of Common Stock beneficially owned through RIMCO Partners, LP III; and 257,388 shares of Common Stock beneficially owned through RIMCO Partners, LP IV.
(12) Includes 293,471 shares of Common Stock underlying presently exercisable warrants.
(13) Includes 188,158 shares of Common Stock, underlying presently exercisable warrants.
(14) Includes 1,321,883 shares of Common Stock, 56,167 shares of Common Stock underlying presently exercisable warrants and 456,250 purchased shares of Series A Convertible Preferred Stock beneficially owned through V&C Energy Limited Partnership, of which Energy Resource Associates, Inc. ("ERA"), a Texas corporation owned and controlled by Mr. Lodzinski, is a general partner. Mr. Vlasic, in his capacity as Chief Executive Manager of Vlasic Investments, has an economic interest in Texoil securities held by V&C. Mr. Vlasic does not have voting rights associated with such securities, but has certain approval rights related to the disposition of such securities.
(15) Includes 1,321,883 shares of Common Stock, 56,167 shares of Common Stock underlying presently exercisable warrants and 456,250 purchased shares of Series A Convertible Preferred Stock beneficially owned through V&C Energy Limited Partnership, of which Vlasic Investments L.L.C. ("Vlasic Investments") is the limited partner. Mr. Vlasic is the Chief Executive Manager of Vlasic Investments. Includes 28,083 shares of Common Stock underlying presently exercisable options assigned by Mr. Vlasic to Vlasic Investments. Mr. Vlasic, in his capacity as Chief Executive Manager of Vlasic Investments, has an economic interest in Texoil securities held by V&C. Mr. Vlasic does not have voting rights associated with such securities, but has certain approval rights related to the disposition of such securities.
(16) Includes 320,904 shares of Common Stock and 143,682 purchased shares of Series A Convertible Preferred Stock and 11,876 shares of Series A Convertible Preferred Stock paid in dividends, beneficially owned through EnCap Equity 1996 Limited Partnership, of which EnCap Investments, L.L.C., is the general partner. Also includes 106,968 shares of Common Stock and 93,750 purchased shares of Series A Convertible Preferred Stock and 7,749 shares of Series A Convertible Preferred Stock paid in dividends, beneficially owned through Energy Capital Investment Company PLC, for which EnCap Investments L.L.C. serves as investment advisor. In addition, includes 137,568 purchased shares of Series A

      Convertible Preferred Stock and 11,370 shares of Series A Convertible Preferred Stock paid in dividends, beneficially owned through El Paso Capital Investment Company, LLC.
(17) Includes 101,100 shares of Common Stock owned by Mr. Mury, underlying presently exercisable options.
(18) Includes only the number of shares held by each executive officer and director so that shares are not double counted.
(19) The Series A Preferred Stock is immediately convertible into Common Stock on a 2-for-1 basis. At any time after December 31, 2002, the Series A Convertible Preferred Stock is mandatorily convertible into Class B Common Stock, based on the Company's achievement of certain net asset and per share values, on a 2-for-1 basis, subject to anti-dilution adjustments.

               CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CONVERTIBLE PREFERRED STOCK

      In November 1999 the Company closed a private placement of Series A Convertible Preferred Stock. Certain officers, directors and shareholders participated in the offering as follows:

      1) The V&C Energy Limited Partnership ("V&C") purchased 456,250 shares of the Series A Convertible Preferred Stock. Mr. Frank A. Lodzinski, a director and Chief Executive Officer of Texoil, is the general partner of V&C through a wholly-owned Texas corporation. Mr. Michael A. Vlasic, a director, has interests in V&C through Vlasic Investments, L.L.C.

      2) Certain affiliates of EnCap Investments, L.L.C. who are shareholders of Texoil purchased 375,000 shares of the Series A Convertible Preferred Stock.

      3) Mr. Jerry M. Crews, a director and Executive Vice President, purchased 6,250 shares of the Series A Convertible Preferred Stock.

      4) Mr. Thomas A Reiser, a director, purchased 6,250 shares of the Series A Convertible Preferred Stock.

      All investments by related parties were made on the same terms and conditions as third-party non-affiliated investors.

CLIFFWOOD ACQUISITION 1996 LIMITED PARTNERSHIP

      In May 1998 the Company acquired certain properties from the Cliffwood Acquisition 1996 Limited Partnership, an affiliated partnership, in which the Company owned a 10% interest. Proceeds to Limited Partners were $4.5 million cash and 149,667 shares of common stock.

TECHNICAL RISKS, INC.

      As a normal part of its business, the Company purchases various performance bonds and insurance, including but not limited to general liability insurance, automobile insurance, well control insurance, pollution liability insurance, and directors and officers liability insurance. The Company purchases these coverages on a competitive basis. Technical Risks, Inc. has been in the past, and may be in the future, the broker used by the Company for these purchases. Mr. Thomas A. Reiser, a director of the Company, is Chairman and President of Technical Risks, Inc.

                                   PROPOSAL 2.
                             INDEPENDENT ACCOUNTANTS

      The Company has engaged Arthur Andersen LLP as its independent accountants as of March 4, 1998. Arthur Andersen LLP served as auditors of Cliffwood prior to its merger with the Company. The Audit Committee recommends that Arthur Andersen LLP be appointed as the independent accountant for the year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      The Board of Directors recommends that shareholders vote FOR the Proposal to approve the independent accountants. This proposal will be adopted if more shareholders vote for, rather than against the proposal.

                                  OTHER MATTERS

REQUIRED VOTE

      Only holders of Common Stock and Preferred Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of the voting power of issued and outstanding shares of each of the Common Stock and Preferred Stock of the Company, as of the Record Date, represented at the meeting in person or by proxy will constitute a quorum for the election of the respective classes of directors. For other matters, a majority of the combined voting power is sufficient for a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Holders of Common Stock and Preferred Stock will vote together as one class on all matters, except the election of directors. Provided that a quorum of voting power of Common Stock is present at the meeting, the two Class A nominees who receive the greatest number of votes cast for election by holders of Common Stock entitled to vote will be elected. The three Class B nominees must be elected by a majority of the voting power of the issued and outstanding Preferred Stock. Votes withheld in connection with the election of one or more director nominees will not be counted as votes cast for such individuals.

      Proposal 2 to approve Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2000, may be approved if more votes of all classes together are cast in favor than against.

      Votes will be tabulated by ChaseMellon Shareholder Services, the transfer agent and registrar for the Common Stock, and the results will be certified by the inspector of election who is required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares of each class (a) voted for each nominee, (b) with respect to which authority to vote for each nominee has been withheld, and (c) present at the meeting but not voting.

OWNERSHIP REPORTS

      Section 16(a) of the 1934 Act requires the Company's officers, directors and persons who own more than 10% of its Common Stock to file with the Securities and Exchange Commission reports of their ownership and changes of ownership of Common Stock. These persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of reports and related written representations received by it, the Company believes that all required reports were filed on a timely basis during and in respect of the fiscal year ended 1999.

SHAREHOLDER PROPOSALS

      Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2001 annual shareholders' meeting must submit the proposal to the Company on or before February 15, 2001. Any such proposals should be timely sent by certified mail, return receipt requested, to the Secretary of the Company, 110 Cypress Station Drive, Suite No. 220, Houston, Texas 77090-1629.

AVAILABILITY OF ANNUAL REPORT AND RELATED FINANCIAL INFORMATION

      The Company has previously furnished to all of its shareholders or otherwise made available, a copy of its annual report on Form 10-KSB for the fiscal year ended December 31, 1999, and its quarterly reports on Form 10-QSB for the periods ending March 31, 2000, and June 30, 2000. This proxy statement incorporates by reference the financial information required to be furnished in connection herewith from its annual and quarterly reports as previously sent.

                                          By Order of the Board of Directors,




                                          Jerry M. Crews
                                          Secretary

October 18, 2000

                          APPENDIX A TO PROXY STATEMENT

                                  TEXOIL, INC.
                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Texoil, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of at least three Directors as determined by the Board. The members of the Committee will meet the independence and experience requirements required by the NASDAQ or any stock exchange, stock trading marketplace, where the Company's stock is traded and any Federal or state Securities Agency. The members of the Committee will be elected annually at the organizational meeting of the full Board held on or near the date of the annual meeting of the shareholders of the Company, and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the interim and annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal (as required) and external audit process of Directors, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports (at least annually) to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet in separate executive sessions with the Chief Financial Officer, or such other party or parties having management responsibility for financial and accounting matters and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review annually with the Company's independent accountants their summary observations about the Company's internal controls.

3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management a summary of all fees for services performed for the Company by the independent accountants.

5. Inquire as to the independence of the independent accountants review with the independent accountants, at least annually, relationships between the independent accountants and the Company that in the independent accountants' professional judgment may reasonably be thought to bear on independence.

6. Have a predetermined arrangement with the independent accountants whereby they will advise the Committee through its Chair and management of the Company of any significant accounting or reporting issues noted in their limited review of the interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-QSB.

7. At the completion of the annual audit, review with management and the independent accountants the following:

      - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-KSB.

      - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

      - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during the audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

      - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.

8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The Charter is to be published as an appendix to the proxy statement every three years.

9. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly any characterized as "material" or "serious". Specifically, discuss any such written recommendations prepared by the independent accountants. The Committee should review responses of management to any recommendations from the independent accountants and receive follow-up reports on actions taken.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally, as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's corporate counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. Review and recommend modifications as necessary, to "approval authorities" vested in management and the Executive Committee of the Board of Directors related to capital and other expenditures.


August 7, 2000

                                  TEXOIL, INC.

     THIS PROXY TO THE HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF
         DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                               NOVEMBER 10, 2000

     The undersigned hereby appoints Frank A. Lodzinski and Jerry M. Crews, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Texoil, Inc., which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060 on Friday, November 10, 2000, at 2:00 P.M., and at any adjournment thereof.

     This proxy will be voted in accordance with the specifications made hereon. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO CLASS A DIRECTOR NOMINEES NAMED AND FOR PROPOSAL 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope or fax both sides of the signed proxy to (281) 537-8324.

           (Continued and to be Dated and Signed on the Reverse Side.)
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                            ^ FOLD AND DETACH HERE ^

                                                                                                                   Please mark
                                                                                                                   your votes as
                                                                                                                   indicated in  [X]
                                                                                                                   this example

ELECTION OF DIRECTORS                                              Nominees: Class A Directors Robert E. LaJoie, Thomas A. Reiser

    FOR all nominees           WITHHOLD         *EXCEPTIONS        (INSTRUCTION: To withhold authority to vote for any
   listed to the right        AUTHORITY                            individual nominee, mark the "Exception" box and write
   (except as marked        to vote for all                        that nominee's name in the space provided below.)
    to the contrary)        nominees listed
                             to the right                          _______________________________________________________
         [ ]                     [ ]                [ ]


APPROVAL OF APPOINTMENT OF       In their discretion, upon such other matters (including procedural and other matters relating to
ARTHUR ANDERSEN LLP              the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

 FOR    AGAINST    ABSTAIN                                                    Please sign exactly as your name appears on your stock
 [ ]      [ ]        [ ]                                                      certificate. When signing as executor, administrator,
                                                                              trustee or other representative, please give your full
                                                                              title. All joint owners should sign.

                                                                              Date:___________________________________________, 2000

                                                                              ______________________________________________________
                                                                                            Signature(s) of Stockholders

                                                                              ______________________________________________________
                                                                                            Signature(s) of Stockholders

                                                                              SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
                                                                              THE ENCLOSED ENVELOPE OR FAX BOTH SIDES OF THE SIGNED
                                                                              CARD TO (281) 537-8324.

------------------------------------------------------------------------------------------------------------------------------------
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

                                  TEXOIL, INC.

    THIS PROXY TO THE HOLDERS OF PREFERRED STOCK IS SOLICITED BY THE BOARD OF
         DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                               NOVEMBER 10, 2000

     The undersigned hereby appoints Frank A. Lodzinski and Jerry M. Crews, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Texoil, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060 on Friday, November 10, 2000, at 2:00 P.M., and at any adjournment thereof.

     This proxy will be voted in accordance with the specifications made hereon. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE CLASS B DIRECTOR NOMINEES NAMED AND FOR PROPOSAL 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of shareholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope or fax both sides of the signed proxy to (281) 537-8324.

          (Continued, and to be Dated and Signed on the reverse side.)
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                                                                             Please mark
                                                                                                             your votes as
                                                                                                             indicated in  [X]
                                                                                                             this example

ELECTION OF DIRECTORS                                              Class B Director Nominees: Jeffrey A. Jones, Toby R. Neugebauer
                                                                   and S. Wil Vanloh, Jr.

    FOR all nominees           WITHHOLD          EXCEPTIONS        (INSTRUCTION: To withhold authority to vote for any
   listed to the right        AUTHORITY                            individual nominee, mark the "Exception" box and write
   (except as marked        to vote for all                        that nominee's name in the space provided below.)
    to the contrary)        nominees listed
                             to the right                          _______________________________________________________
         [ ]                     [ ]                [ ]


APPROVAL OF APPOINTMENT OF       In their discretion, upon such other matters (including procedural and other matters relating to
ARTHUR ANDERSEN LLP              the conduct of the meeting) which may properly come before the meeting and any Adjournment thereof.

 FOR    AGAINST    ABSTAIN                                                    Please sign exactly as your name appears on your stock
 [ ]      [ ]        [ ]                                                      certificate. When signing as executor, administrator,
                                                                              trustee or other representative, please give your full
                                                                              title. All joint owners should sign.

                                                                              Date:___________________________________________, 2000

                                                                              ______________________________________________________
                                                                                            Signature(s) of Shareholders

                                                                              ______________________________________________________
                                                                                            Signature(s) of Shareholders

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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